Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Representations and Warranties” in the Combined Proxy Statement/Prospectus of The Hartford Municipal Real Return Fund (a series of The Hartford Mutual Funds II, Inc.) and The Hartford Municipal Opportunities Fund (a series of The Hartford Mutual Funds, Inc.) included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-14) of The Hartford Mutual Funds, Inc. (“Registration Statement”), and the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information of The Hartford Mutual Funds, Inc. (with respect to The Hartford Municipal Opportunities Fund) and The Hartford Mutual Funds II, Inc. (with respect to The Hartford Municipal Opportunities Fund) dated March 1, 2018, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports on The Hartford Municipal Real Return Fund and The Hartford Municipal Opportunities Fund, dated December 29, 2017, included in the 2017 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 14, 2018